Exhibit 99.1

Stitch Fix Announces Second Quarter Fiscal Year 2022 Financial Results

SAN FRANCISCO, March 8, 2022 (GLOBE NEWSWIRE) -- Stitch Fix, Inc. (NASDAQ:SFIX), the leading online personal shopping and styling service, has released its financial results for the second quarter of fiscal year 2022 ended January 29, 2022.

“In Q2, we delivered $517 million in net revenue, reflecting 3% year-over-year growth. Our revenue per active client topped $500 for the third quarter in a row, reaching a record $549, an increase of 18% from the same time last year as a result of higher average order values in our Fix business and the incrementality Freestyle provides to our existing clients,” said Elizabeth Spaulding, CEO of Stitch Fix. “While Freestyle revenue grew 29% year on year in the second quarter, we continue to experience challenges with onboarding and conversion of clients, which are not where we want them to be. We remain confident in our long-term strategy, and are resolutely focused on building and enhancing the overall client experience for Fix and Freestyle with an emphasis on growing active clients.”

Second Quarter Key Metrics and Financial Highlights
•Net revenue of $516.7 million, an increase of 3% year over year
•Active clients of 4,019,000, an increase of 146,000 or 4% year over year
•Net revenue per active client (RPAC) of $549, an increase of 18% year over year
•Net loss of $30.9 million and diluted loss per share of $0.28
•Adjusted EBITDA of $10.1 million
Business Performance
•Delivered the quarter we largely expected, with modest growth in revenue, as well as ongoing strength in gross margin and adjusted EBITDA
•Observed positive trends in client engagement with RPAC reaching a record high for the third quarter in a row, up 18% from a year ago – a result of higher average order values in our Fix business and the incrementality that Freestyle provides to our existing client base
•While Freestyle revenue grew 29% year-over-year, we are observing challenges with onboarding and conversion of clients and are beginning to direct new clients to a clear and easy Fix onboarding path

Financial Outlook
Our financial outlook for the third quarter of fiscal 2022, which ends on April 30, 2022 is as follows:

Q3’22
Net Revenue	$485 million - $500 million	(10)% - (7)% YoY decline
Adjusted EBITDA	$(30) million - $(25) million	(6)% - (5)% margin
Given softness in the number of active clients in the first half of fiscal 2022 and uncertainty in the timing of improvements in conversion, we are lowering the prior full year revenue outlook that we shared on our December 7, 2021 earnings call. For the full fiscal year 2022, which ends on July 30, 2022, we now expect revenue to be flat to slightly down year-over-year. This full year outlook assumes that the number of active clients is flat through the end of the fiscal year. We are actively evaluating our marketing spend as we manage improvements to onboarding and conversion, and therefore, we are withdrawing our previously provided full year adjusted EBITDA outlook at this time.

Conference Call and Webcast Information
Elizabeth Spaulding, Chief Executive Officer of Stitch Fix, and Dan Jedda, Chief Financial Officer of Stitch Fix, will host a conference call at 2:00 p.m. Pacific Time today to discuss the Company’s financial results and outlook. A live webcast will be accessible on Stitch Fix’s investor relations website at investors.stitchfix.com. Interested parties can also access the call by dialing 800-458-4121 in the U.S. or 720-543-0206 internationally, and entering conference code 9251085.
A telephonic replay will be available through Tuesday, March 15, 2022, at 888-203-1112 or 719-457-0820, passcode 9251085. An archive of the webcast conference call will be available shortly after the call ends at https://investors.stitchfix.com.
About Stitch Fix, Inc.
Stitch Fix is the world's leading online personalized shopping experience. Our unique business model combines the human touch of expert stylists with the precision of advanced data science. Since our founding in 2011, we’ve served as a trusted style partner to millions of people, helping adults and kids get dressed every day feeling like their best selves. The Stitch Fix team is building a transformative and inclusive ecommerce model, an ecosystem of shopping experiences based on convenience and guided discovery that makes it radically simple and delightful for customers to discover and buy what they love. For more, visit https://www.stitchfix.com.
Forward-Looking Statements
This press release, the related conference call and webcast contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward looking, including but not limited to statements regarding our expectations for future financial performance, including our profitability and long-term targets; guidance on financial results and active clients for the third quarter and full fiscal year of 2022; that we are taking the right steps to become the global leader in personalized styling and shopping; that directing stitchfix.com traffic to a Fix onboarding path will boost Fix client conversion over time; that the learning and experimenting we are engaging in can be optimized and will help build a great customer experience; our efforts in Fix and Freestyle will drive improved client conversion; the opportunity related to our Freestyle offering, including that Freestyle will unlock a much larger total addressable market and is an engine for growth; that Freestyle will provide leverage in our overall margin; that we will be able to create the optimal client experience and conversion paths for new clients; that we are taking the right steps for the future of the business; our advertising and marketing plans, including opening up new marketing channels, increasing marketing spend, and whether our marketing investments will pay off in future quarters; that we are well-positioned to execute against our vision; and that the investments we are making now will allow us to unlock a long-term opportunity presented by Freestyle. These statements involve substantial risks and uncertainties, including risks and uncertainties related to the ongoing COVID-19 pandemic, our responses to the pandemic, the responses of our clients, competitors, suppliers, governmental authorities, and public health officials; our ability to generate sufficient net revenue to offset our costs; the growth of our market and consumer behavior; our ability to acquire, engage, and retain clients; our ability to provide offerings and services that achieve market acceptance; our data science and technology, stylists, operations, marketing initiatives, and other key strategic areas; risks related to our inventory; risks related to our supply chain, sourcing of materials and shipping of merchandise; risks related to international operations; and other risks described in the filings we make with the SEC. Further information on these and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in filings we make with the SEC from time to time, including in the section titled “Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended October 30, 2021. These documents are available on the SEC Filings section of the Investor Relations section of our website at: https://investors.stitchfix.com. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties, and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.

Stitch Fix, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share amounts)

	January 29, 2022	July 31, 2021
Assets
Current assets:
Cash and cash equivalents	$193,878	$129,785
Short-term investments	73,052	101,546
Inventory, net	183,458	212,294
Prepaid expenses and other current assets	53,440	50,512
Income tax receivable	27,624	27,667
Total current assets	531,452	521,804
Long-term investments	82,182	59,035
Income tax receivable, net of current portion	27,054	27,054
Property and equipment, net	104,557	86,959
Operating lease right-of-use assets	144,836	118,565
Other long-term assets	8,167	5,732
Total assets	$898,248	$819,149
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$124,431	$73,499
Operating lease liabilities	26,716	25,702
Accrued liabilities	95,021	99,028
Gift card liability	13,164	9,903
Deferred revenue	14,445	18,154
Other current liabilities	2,864	2,027
Total current liabilities	276,641	228,313
Operating lease liabilities, net of current portion	151,704	121,623
Other long-term liabilities	8,821	8,364
Total liabilities	437,166	358,300
Stockholders’ equity:
Class A common stock, $0.00002 par value	1	1
Class B common stock, $0.00002 par value	1	1
Additional paid-in capital	463,143	416,755
Accumulated other comprehensive income	991	3,411
Retained earnings	7,942	40,681
Treasury stock at cost	(10,996)	—
Total stockholders’ equity	461,082	460,849
Total liabilities and stockholders’ equity	$898,248	$819,149

Stitch Fix, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	January 29, 2022	January 30, 2021	January 29, 2022	January 30, 2021
Revenue, net	$516,724	$504,087	$1,097,968	$994,510
Cost of goods sold	283,920	287,744	592,247	558,716
Gross profit	232,804	216,343	505,721	435,794
Selling, general, and administrative expenses	263,502	256,694	538,269	495,678
Operating loss	(30,698)	(40,351)	(32,548)	(59,884)
Interest income	171	642	505	1,803
Other expense, net	(45)	(107)	(154)	(312)
Loss before income taxes	(30,572)	(39,816)	(32,197)	(58,393)
Provision (benefit) for income taxes	340	(18,777)	542	(46,895)
Net loss	$(30,912)	$(21,039)	$(32,739)	$(11,498)
Other comprehensive loss:
Change in unrealized gain (loss) on available-for-sale securities, net of tax	(654)	(388)	(969)	(1,051)
Foreign currency translation	(848)	1,929	(1,451)	1,591
Total other comprehensive income, net of tax	(1,502)	1,541	(2,420)	540
Comprehensive loss	$(32,414)	$(19,498)	$(35,159)	$(10,958)
Net loss attributable to common stockholders:
Basic	$(30,912)	$(21,039)	$(32,739)	$(11,498)
Diluted	$(30,912)	$(21,039)	$(32,739)	$(11,498)
Loss per share attributable to common stockholders:
Basic	$(0.28)	$(0.20)	$(0.30)	$(0.11)
Diluted	$(0.28)	$(0.20)	$(0.30)	$(0.11)
Weighted-average shares used to compute loss per share attributable to common stockholders:
Basic	109,178,086	105,544,515	108,776,998	104,840,283
Diluted	109,178,086	105,544,515	108,776,998	104,840,283

Stitch Fix, Inc.
Condensed Consolidated Statements of Cash Flow
(Unaudited)
(In thousands)

	For the Six Months Ended
	January 29, 2022	January 30, 2021
Cash Flows from Operating Activities
Net loss	$(32,739)	$(11,498)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Change in inventory reserves	445	4,619
Stock-based compensation expense	64,713	44,684
Depreciation, amortization, and accretion	17,374	14,206
Other	7	214
Change in operating assets and liabilities:
Inventory	28,100	(62,024)
Prepaid expenses and other assets	(5,755)	2,524
Income tax receivables	43	(44,154)
Operating lease right-of-use assets and liabilities	4,855	(793)
Accounts payable	51,296	11,261
Accrued liabilities	(4,267)	38,763
Deferred revenue	(3,699)	1,884
Gift card liability	3,261	3,669
Other liabilities	1,298	2,311
Net cash provided by operating activities	124,932	5,666
Cash Flows from Investing Activities
Purchases of property and equipment	(30,900)	(13,894)
Purchases of securities available-for-sale	(77,532)	(112,646)
Sales of securities available-for-sale	4,690	29,317
Maturities of securities available-for-sale	76,109	90,439
Net cash used in investing activities	(27,633)	(6,784)
Cash Flows from Financing Activities
Proceeds from the exercise of stock options, net	1,365	20,539
Payments for tax withholdings related to vesting of restricted stock units	(23,372)	(24,116)
Repurchase of common stock	(9,996)	—
Net cash used in financing activities	(32,003)	(3,577)
Net increase (decrease) in cash and cash equivalents	65,296	(4,695)
Effect of exchange rate changes on cash	(1,203)	1,271
Cash and cash equivalents at beginning of period	129,785	143,455
Cash and cash equivalents at end of period	$193,878	$140,031
Supplemental Disclosure
Cash paid for income taxes	$389	$227
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$3,040	$5,530
Capitalized stock-based compensation	$3,682	$2,348
Repurchase of common stock included in accrued liabilities	$1,000	$—

Non-GAAP Financial Measures
We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, management believes that certain non-GAAP financial measures provide users of our financial information with additional useful information in evaluating our performance. We believe that adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, and that this supplemental measure facilitates comparisons between companies. We believe free cash flow is an important metric because it represents a measure of how much cash from operations we have available for discretionary and non-discretionary items after the deduction of capital expenditures. These non-GAAP financial measures may be different than similarly titled measures used by other companies.
Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are several limitations related to the use of our non-GAAP financial measures as compared to the closest comparable GAAP measures. Some of these limitations include:
•adjusted EBITDA excludes interest income and other expense, net, as these items are not components of our core business;
•adjusted EBITDA does not reflect our tax provision (benefit), which may increase or decrease cash available to us;
•adjusted EBITDA excludes the recurring, non-cash expenses of depreciation and amortization of property and equipment and, although these are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future;
•adjusted EBITDA excludes the non-cash expense of stock-based compensation, which has been, and will continue to be for the foreseeable future, an important part of how we attract and retain our employees and a significant recurring expense in our business; and
•free cash flow does not represent the total residual cash flow available for discretionary purposes and does not reflect our future contractual commitments.
Adjusted EBITDA
We define adjusted EBITDA as net income (loss) excluding interest income, other expense, net, provision (benefit) for income taxes, depreciation and amortization, and stock-based compensation expense. The following table presents a reconciliation of net income (loss), the most comparable GAAP financial measure, to adjusted EBITDA for each of the periods presented:

	For the Three Months Ended		For the Six Months Ended
(in thousands)	January 29, 2022	January 30, 2021	January 29, 2022	January 30, 2021
Net loss	$(30,912)	$(21,039)	$(32,739)	$(11,498)
Add (deduct):
Interest income	(171)	(642)	(505)	(1,803)
Other expense, net	45	107	154	312
Provision (benefit) for income taxes	340	(18,777)	542	(46,895)
Depreciation and amortization	8,439	6,664	16,179	13,123
Stock-based compensation expense	32,390	24,759	64,713	44,684
Adjusted EBITDA	$10,131	$(8,928)	$48,344	$(2,077)

Free Cash Flow
We define free cash flow as cash flows provided by operating activities reduced by purchases of property and equipment that are included in cash flows provided by (used in) investing activities. The following table presents a reconciliation of cash flows provided by operating activities, the most comparable GAAP financial measure, to free cash flow for each of the periods presented:

	For the Six Months Ended
(in thousands)	January 29, 2022	January 30, 2021
Free cash flow reconciliation:
Cash flows provided by operating activities	$124,932	$5,666
Deduct:
Purchases of property and equipment	(30,900)	(13,894)
Free cash flow	$94,032	$(8,228)
Cash flows used in investing activities	$(27,633)	$(6,784)
Cash flows used in financing activities	$(32,003)	$(3,577)
Operating Metrics

	January 29, 2022	October 30, 2021	July 31, 2021	May 1, 2021	January 30, 2021
Active clients (in thousands)	4,019	4,180	4,165	4,107	3,873
Net revenue per active client	$549	$524	$505	$481	$467
Active Clients
We define an active client as a client who checked out a Fix or was shipped an item using our direct-buy functionality, “Freestyle,” in the preceding 52 weeks, measured as of the last day of that period. A client checks out a Fix when she indicates what items she is keeping through our mobile application or on our website. We consider each Men’s, Women’s, or Kids account as a client, even if they share the same household.
Net Revenue per Active Client
We calculate net revenue per active client based on net revenue over the preceding four fiscal quarters divided by the number of active clients, measured as of the last day of the period.

IR Contact: Tanny Shelburne ir@stitchfix.com	PR Contact: Suzy Sammons media@stitchfix.com